UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 30, 2008

Dollar Financial Corp.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-50866	23-2636866
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1436 Lancaster Avenue, Suite 300, Berwyn, Pennsylvania		19312
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	610-296-3400

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 30, 2008, the Board of Directors (the "Board") of Dollar Financial Corp. (the "Company") increased the size of the Board from six to eight members and appointed Ronald McLaughlin and Martin Kooper to fill the newly-created vacancies.

Mr. McLaughlin will serve as a Class A director whose term expires at the 2008 annual meeting of stockholders and was appointed as a member of the Audit Committee and Corporate Governance and Nominating Committee of the Board. Mr. Kooper will serve as a Class B director whose term expires at the 2009 annual meeting of stockholders and was appointed as a member of the Compensation Committee of the Board. Each of Mr. McLaughlin and Mr. Kooper will receive compensation for their service as a director that is consistent with that of the Company’s other non-employee directors, as described in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on November 21, 2007. In connection with their appointment to the Board, each of Mr. McLaughlin and Mr. Kooper were granted 2,344 restricted stock units and an option to purchase 4,562 shares of the Company’s common stock pursuant to the Company’s 2005 Equity Incentive Plan (the "Plan"). The options have an exercise price equal to the fair market value of the Company’s common stock as of the close of trading on January 30, 2008, which was the date of grant, and will vest on the earliest of (a) the date of the next annual stockholders’ meeting, (b) the first anniversary of the grant, (c) the death of the recipient or (d) a change in control as defined in the Plan.

Mr. McLaughlin founded Chapman Inc. in 2000 and since that time has worked with a variety of clients, directly and through Chapman Inc. or a partnership with McLauglin-Moses on a diverse array of mandates, including raising investment capital, strategic government relations, and developing strategic alternatives for businesses that would benefit from effective partnering with the Canadian government.

Mr. Kooper has been the Area Chairman of Gallagher Benefit Services, Inc., a benefits consulting firm, since November 2004. From December 1998 until November 2004, Mr. Kooper was the President of The Kooper Group, a benefits consulting firm. Mr. Kooper is a director of BioScrip, Inc., a provider of comprehensive specialty pharmaceutical and pharmacy benefit management services.

In connection with the appointment of Mr. McLaughlin to the Audit Committee, John Gavin has resigned his position as a member of the Audit Committee of the Board.

A copy of the Company’s press release announcing the foregoing is attached to this Current Report on Form 8-K as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit 99.1 Press Release issued by Dollar Financial Corp. on February 5, 2008.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dollar Financial Corp.

February 5, 2008	By:	Randy Underwood

Name: Randy Underwood
Title: Executive Vice President and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press Release issued by Dollar Financial Corp. on February 5, 2008.